UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ASHFORD HOSPITALITY PRIME, INC.

(Exact name of registrant as specified in its charter)

Maryland	46-2488594
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.50% Series B Cumulative Convertible Preferred Stock, par value $0.01 per share	The New York Stock Exchange, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-200718

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.         Description of Registrant’s Securities to be Registered.

A description of the 5.50% Series B Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) of Ashford Hospitality Prime, Inc. (the “Registrant”), is set forth under the captions “Description of the Series B Preferred Stock,” “Description of Capital Stock,” “Material Provisions of Maryland Law and of Our Charter and Bylaws” and “Additional Federal Income Tax Considerations” in the Registrant’s prospectus supplement dated April 26, 2016 and under the captions “Description of Preferred Stock” and “Material Federal Income Tax Considerations” in the Registrant’s base prospectus dated February 13, 2015, as filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on February 13, 2015, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Registrant’s Registration Statement on Form S-3 (No. 333-200718). The summary descriptions of the Series B Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the exhibits, which are hereby incorporated herein and may be amended from time to time.

Item 2.         Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the SEC.

Exhibit Number	Description

1	Prospectus filed pursuant to Rule 424(b)(2) under the Securities Act on February 13, 2015 (incorporated herein by reference).

2	Prospectus Supplement filed pursuant to Rule 424(b)(5) under the Securities Act on April 28, 2016 (incorporated herein by reference).

3	Articles of Amendment and Restatement of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 12, 2013).

4	Amended and Restated Bylaws of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on November 12, 2013).

5

Articles Supplementary for 5.50% Series B Cumulative Convertible Preferred Stock of Ashford Hospitality Prime, Inc., accepted for record and certified by the Maryland State Department of Assessments and Taxation on December 4, 2015 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 10, 2015).

6

Articles Supplementary Establishing Additional Shares of Series B Preferred Stock of Ashford Hospitality Prime, Inc., accepted for record and certified by the Maryland State Department of Assessments and Taxation on April 27, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 29, 2016	ASHFORD HOSPITALITY PRIME, INC.

	By:	/s/ David A. Brooks
		Name:	David A. Brooks
		Title:	Chief Operating Officer, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

1	Prospectus filed pursuant to Rule 424(b)(2) under the Securities Act on February 13, 2015 (incorporated herein by reference).

2	Prospectus Supplement filed pursuant to Rule 424(b)(5) under the Securities Act on April 28, 2016 (incorporated herein by reference).

3	Articles of Amendment and Restatement of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 12, 2013).

4	Amended and Restated Bylaws of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on November 12, 2013).

5

Articles Supplementary for 5.50% Series B Cumulative Convertible Preferred Stock of Ashford Hospitality Prime, Inc., accepted for record and certified by the Maryland State Department of Assessments and Taxation on December 4, 2015 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 10, 2015).

6

Articles Supplementary Establishing Additional Shares of Series B Preferred Stock of Ashford Hospitality Prime, Inc., accepted for record and certified by the Maryland State Department of Assessments and Taxation on April 27, 2016.